Exhibit 99.1

Nestlé and Starbucks close deal for the perpetual global license of Starbucks

Consumer Packaged Goods and Foodservice products

Vevey and Seattle, 28 August 2018 – Nestlé and Starbucks Corporation today announced the closing of the deal granting Nestlé the perpetual rights to market Starbucks Consumer Packaged Goods and Foodservice products globally, outside of the company’s coffee shops.

Through the alliance, the two companies will work closely together on the existing Starbucks range of roast and ground coffee, whole beans as well as instant and portioned coffee. The alliance will also capitalize on the experience and capabilities of both companies to work on innovation with the goal of enhancing its product offerings for coffee lovers globally.

“This partnership demonstrates our growth agenda in action, giving Nestlé an unparalleled position in the coffee business with a full suite of innovative brands. With Starbucks, Nescafé and Nespresso we bring together the world’s most iconic coffee brands,” said Mark Schneider, Nestlé CEO. “The outstanding collaboration between the two teams resulted in a swift completion of this agreement, which will pave the way to capture further growth opportunities,” he added.

The agreement significantly strengthens Nestlé’s coffee portfolio in the North American premium roast and ground and portioned coffee business. It also unlocks global expansion in grocery and foodservice for the Starbucks brand, utilizing the global reach of Nestlé.

“This global coffee alliance with Nestlé is a significant strategic milestone for the growth of Starbucks,” said Kevin Johnson, president and ceo of Starbucks. “Bringing together the world’s leading coffee retailer, the world’s largest food and beverage company, and the world’s largest and fast-growing installed base of at-home and single-serve coffee machines helps us amplify the Starbucks brand around the world while delivering long-term value creation for our shareholders.”

Approximately 500 Starbucks employees in the United States and Europe will join the Nestlé family, with the majority based in Seattle and London. The international expansion of the business will be led from Nestlé’s global headquarters in Vevey, Switzerland.

The agreement covers Starbucks packaged coffee and tea brands, such as Starbucks®, Seattle’s Best Coffee®, Starbucks Reserve®, TeavanaTM/MC, Starbucks VIA® Instant, Torrefazione Italia® coffee and Starbucks-branded K-Cup® pods. It excludes Ready-to-Drink products and all sales of any products within Starbucks® coffee shops.

Forward-Looking Statements

Certain statements contained herein are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on information available to Starbucks as of the date hereof, and Starbucks actual results or performance could differ materially from those stated or implied, due to risks and uncertainties associated with its business. These risks and uncertainties include, but are not limited to, fluctuations in the U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, the acceptance of the company’s products by our customers, the impact of competition, as well as general economic and industry factors such as coffee, dairy and other raw materials pricing and availability, successful execution of internal performance and expansion plans, fluctuations in U.S. and other international economies and currencies, the impact of initiatives by competitors, the effect of legal proceedings, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2017. The Company assumes no obligation to update any of these forward-looking statements.

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Contacts

Nestlé SA

Investors	Luca Borlini	Tel.: +41 21 924 38 20

Media	Christoph Meier	Tel.: +41 21 924 22 00

	Josh Morton (US)	Tel.: +1 571 457 52 62

Starbucks

Press	Sanja Gould	Tel.:+1 206 318-71 00

press@starbucks.com

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